Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report on the financial statements of RFS Pharma, LLC for the years ended December 31, 2013 and 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Barley, McNamara, Wild

Barley, McNamara & Wild, CPA

1300 North Westshore Boulevard, Suite 205
Tampa, Florida 33607

August 14, 2015